UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
May 5, 2020
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
432 Park Avenue South, 12th Floor
New York, New York 10016
(Address of principal executive offices and zip code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 5, 2020, Phreesia, Inc. (the “Company”) entered into a Second Amended and Restated Loan and Security Agreement (the “Restated Loan Agreement”) with Silicon Valley Bank (“SVB”). The Restated Loan Agreement restates the Amended and Restated Loan and Security Agreement, dated as of February 28, 2019, by and between the Company and SVB (the “Existing Loan Agreement”).
The Restated Loan Agreement provides for a revolving line of credit of up to $50 million (with options to increase to up to $65 million) that replaces the Company’s existing revolving line of credit of up to $25 million. The Company used approximately $20 million of the proceeds to pay off an existing term loan under the Existing Loan Agreement (the “Existing Term Loan”). The Existing Term Loan would have begun principal amortization in 2021. The revolving line of credit provided to the Company under the Restated Loan Agreement does not require any principal payments until it terminates on May 5, 2025.
Borrowings under the Restated Loan Agreement accrue interest at an initial rate equal to the greater of (i) the prime rate reported in The Wall Street Journal or (ii) 4.50%, and are secured by substantially all of the Company’s assets, excluding its intellectual property (which is subject to a negative pledge).
The Restated Loan Agreement also contains a financial covenant testing Adjusted EBITDA less Capex but this covenant is suspended when unrestricted cash exceeds $70 million. In addition, the Restated Loan Agreement contains customary representations and warranties, as well as certain non-financial covenants, including limitations on the Company’s ability to incur additional indebtedness or liens, pay dividends, make certain investments or encumber intellectual property.
The foregoing description of the Restated Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Restated Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Second Amended and Restated Loan and Security Agreement, dated as of May 5, 2020, by and between Phreesia, Inc. and Silicon Valley Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2020	Phreesia, Inc.

	By:	/s/ Thomas Altier
	Name:	Thomas Altier
	Title:	Chief Financial Officer